UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 9, 2005

(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Interlocken Crescent, Broomfield, Colorado 80021

(Address of principal executive offices, including Zip Code)

(720) 558-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 – Results of Operations and Financial Condition

The Condensed Statement of Cash Flows included in the Form 10-Q filed today (September 9, 2005), contains updates to the Condensed Statement of Cash Flows that were included in the September 6, 2005 earnings call press release furnished on Form 8-K filed September 7, 2005. The updates are primarily related to changes in the classification of acquisition charges. Cash costs related to the CNT acquisition were reclassified from operating activities to investing activities.

A summary of the updates in the Statement of Cash Flows for the six months ended July 31, 2005 is provided below:

	Form 10-Q filed Sept. 9, 2005	Press Release filed Sept. 6, 2005
Cash used by operating activities	$(6,783)	$(13,983)
Cash provided by investing activities	45,753 *	5,355
Cash used by financing activities	$(5,344)	$(5,343)

(*) Inclusive of cash acquired from CNT.

Please see McDATA’s second quarter Form 10-Q for the complete Condensed Consolidated Statement of Cash Flows.

ITEM 7.01 – Regulation FD Disclosure

The information set forth under Item 2.02 of this Report on Form 8-K is hereby incorporated in this Item 7.01 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDATA CORPORATION

By:	/S/ THOMAS O. MCGIMPSEY
Thomas O. McGimpsey
Senior Vice President and General Counsel

Dated: September 9, 2005